Exhibit 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
MSB Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4, of our report dated January 27, 1997, relating to the consolidated balance sheets of MSB Bancorp Inc. and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1996 Annual Report on Form 10-K of MSB Bancorp, Inc.


                                        KPMG PEAT MARWICK LLP

Short Hills, New Jersey
March 16, 1998